Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on S-8 (Nos. 333-45280, 333-58074, 333-71870, 333-85202, 333-104078, 333-113765, 333-117892, 333-122142, 333-132466 and 333-140946) and Form S-3 (Nos. 333-104077, 333-108783, 333-109697, 333-114723, 333-116322, 333-120224, 333-122144, 333-123923, 333-128857, 333-141594, 333-141609, 333-146064 and 333-146065) of Equinix, Inc. of our report dated February 26, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 26, 2008